UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland		1-12386	13-3717318
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

515 N Flagler Dr, Suite 408,	West Palm Beach,	FL	33401
(Address of Principal Executive Offices)			(Zip Code)
(212) 692-7200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 27, 2025, LXP Industrial Trust, which we refer to as the Trust, held its 2025 Annual Meeting of Shareholders, which we refer to as the Annual Meeting. As of March 31, 2025, the record date for holders of shares of beneficial interests, par value $0.0001 per share, classified as common stock, which we refer to as Common Shares, entitled to vote at the Annual Meeting, there were 295,728,056 Common Shares outstanding. Of the Common Shares entitled to vote at the Annual Meeting, 273,308,260 Common Shares, or approximately 92% of the Common Shares entitled to vote, were present or represented by proxy at the Annual Meeting. There were four matters presented and voted on at the Annual Meeting. Set forth below is a brief description of each matter voted on at the Annual Meeting and the voting results with respect to each matter:

Proposal No. 1. Election of eight trustees to serve until the Trust's 2026 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify. The eight trustees elected, and the voting results with respect to each of them, were as follows:

Nominee for Trustee	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
T. Wilson Eglin	248,100,439	11,120,056	91,022	13,996,743
Lawrence L. Gray	254,181,089	5,042,027	88,401	13,996,743
Arun Gupta	254,449,298	4,775,929	86,290	13,996,743
Jamie Handwerker	256,678,008	2,534,769	98,740	13,996,743
Derrick Johnson	254,448,294	3,236,679	1,626,544	13,996,743
Claire A. Koeneman	254,274,568	3,423,712	1,613,237	13,996,743
Nancy Elizabeth Noe	253,026,890	6,206,052	78,575	13,996,743
Howard Roth	256,850,217	2,375,348	85,952	13,996,743

Proposal No. 2. To vote upon an advisory, non-binding resolution to approve the compensation of the named executive officers of the Trust, as disclosed in the related proxy statement. The voting results with respect to Proposal No. 2 were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
250,047,821	9,012,317	251,379	13,996,743

Proposal No. 3. To vote upon a proposal to approve an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan to increase the number of shares available for issuance thereunder by 5,000,000 Common Shares. The voting results with respect to Proposal No. 3 were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
250,134,183	8,998,828	178,506	13,996,743

Proposal No. 4. To ratify the appointment of Deloitte & Touche LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2025. The voting results with respect to Proposal No. 4 were as follows:

FOR	AGAINST	ABSTAIN
271,339,778	1,782,719	185,763

Item 8.01. Other Events.

Information about 2026 Annual Meeting of Shareholders
Shareholders that wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for inclusion in the Trust's proxy statement and proxy card for the 2026 Annual Meeting of Shareholders, must submit the proposal to the Trust’s Secretary at the Trust’s principal executive office no later than December 16, 2025. Shareholders that wish to submit a trustee nomination pursuant to the “proxy access” provisions of the Trust’s bylaws for inclusion in the Trust’s proxy statement and proxy card for the Trust’s 2026 Annual Meeting of Shareholders, must submit the trustee nomination in accordance with the requirements of Section 1.13 of the Trust's bylaws not earlier than November 16, 2025 and not later than 5:00 p.m., Eastern Time, on December 16, 2025.

In addition, any shareholder who wishes to submit a proposal or trustee nomination pursuant to the “advance notice” provisions of the Trust's bylaws for the 2026 Annual Meeting of Shareholders (other than pursuant to Rule 14a-8 under the Exchange Act) must comply with Section 1.11 of the Trust’s bylaws, including delivering the required information and certifications to the Trust’s Secretary at the Trust’s principal executive offices not earlier than November 16, 2025 and not later than the close of business on December 16, 2025.

In addition to satisfying the foregoing advance notice requirements under the Trust’s bylaws, to comply with the universal proxy rules under the Exchange Act shareholders who intend to solicit proxies in support of director nominees other than the Trust’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 28, 2026. The Trust’s Board of Trustees will review any shareholder proposals or trustee nominations that are submitted timely and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2026 Annual Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits.

(d)             Exhibits

104            Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP Industrial Trust

Date: May 29, 2025	By:	/s/ Joseph S. Bonventre
Joseph S. Bonventre
Secretary